[AGENT]
                            60 East 42nd Street
                         New York, New York 10165
                         Telephone (212) 687-8700
                        Telecopier (212) 986-7679


                                        November [], 1999



REGISTERED MAIL

[NAME & ADDRESS]


			Re:  Navarre-500 Building Associates

Dear [NAME]:

	The time has expired for the receipt of your consent to items 1 and 2 of the Sale Program described in the July 15, 1999 letter of Peter L. Malkin and the accompanying Statement by the Agents in the Solicitation of Consent and Agreement of the Participants. Therefore, in accordance with such letter and Statement, and pursuant to the provisions of paragraph 4 of the Participating Agreement dated July 2, 1958, under which I act as Agent for the joint venture created thereby, I am purchasing your interest in the joint venture as agent for the benefit of the consenting Participants for the sum of [AMOUNT].

	Accordingly, I deliver herewith the following:

        1. Certified check dated October 29, 1999 to your order in the sum of [AMOUNT]; and

        2. Duplicate original of the assignment of your interest to the undersigned, dated November [], 1999.

                                        Very truly yours,



                                _____________________________

                                [AGENT], as agent for the
                                benefit of the consenting
                                Participants in the aforesaid
                                joint venture




                          ASSIGNMENT


	IN CONSIDERATION of the sum of [AMOUNT] AND
[AMOUNT]/100 ($AMOUNT) DOLLARS, paid to [NAME], Assignor, with an address at [ADDRESS], by [AGENT], Assignee, having an office at 60 East 42nd Street, New York, New York 10165, Assignor hereby assigns, transfers, grants and releases unto Assignee, pursuant to the terms of a certain joint venture agreement, dated July 2, 1958, among [AGENT], as Agent (formerly [FORMER AGENT]) and others as Participants, all right, title and interest of Assignor as a Participant under said Agreement in and to the joint venture created thereby, in the interest of the joint venture in and to the master lease of premises known as 500 Seventh Avenue, 512 Seventh Avenue, and 228 West 38th Street, New York, New York, and in the interest of the joint venture in NAVARRE-500 BUILDING ASSOCIATES, a co-partnership, having its office at 60 East 42nd Street, New York, New York.

	Assignee hereby accepts this assignment and transfer as agent for the benefit of the consenting Participants in the aforesaid joint venture.

Dated: November [], 1999

Witness for Assignor:			[NAME],
                                        Assignor



___________________                     By:
__________________________
                                         [AGENT]
                                         Attorney-in-fact


Witness for Assignee:



___________________                     By:
__________________________
                                         [AGENT], as agent for the
                                         benefit of the consenting
                                         Participants in the
                                         aforesaid joint
                                         venture, Assignee